EXHIBIT 99.5

CONSENT OF MARSHALL PHELPS, JR.

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, as amended, I, Marshall Phelps, Jr., hereby consent to be named as a prospective director of eOn Communications Corporation (“eOn”) in the Registration Statement on Form S-4 of eOn dated February 7, 2014, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.

Signature:	/s/ Marshall Phelps, Jr.
Name:	Marshall Phelps, Jr.

Dated: February 7, 2014